Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Elbit Systems Ltd. of our report dated March 15, 2019 relating to the financial statements of IMI Systems Ltd., which appears in Elbit Systems Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2018.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
April 8, 2019